Exhibit 1.1

Incorporation number:   BC0066957

TABLE OF CONTENTS

BUSINESS CORPORATIONS ACT
(British Columbia)

ARTICLES

of

CUSAC GOLD MINES LTD.

(the “Company”)

ARTICLE 1 INTERPRETATION

1

ARTICLE 2 SHARES AND SHARE CERTIFICATES

2

ARTICLE 3 ISSUE OF SHARES

3

ARTICLE 4 SHARE REGISTERS

4

ARTICLE 5 SHARE TRANSFERS

4

ARTICLE 6 TRANSMISSION OF SHARES

6

ARTICLE 7 PURCHASE OF SHARES

6

ARTICLE 8 BORROWING POWERS

7

ARTICLE 9 ALTERATIONS

8

ARTICLE 10 MEETINGS OF SHAREHOLDERS

9

ARTICLE 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11

ARTICLE 12 VOTES OF SHAREHOLDERS

16

ARTICLE 13 DIRECTORS

20

ARTICLE 14 ELECTION AND REMOVAL OF DIRECTORS

21

ARTICLE 15 ALTERNATE DIRECTORS

24

ARTICLE 16 POWERS AND DUTIES OF DIRECTORS

26

ARTICLE 17 INTERESTS OF DIRECTORS AND OFFICERS

26

ARTICLE 18 PROCEEDINGS OF DIRECTORS

28

ARTICLE 19 EXECUTIVE AND OTHER COMMITTEES

30

ARTICLE 20 OFFICERS

32

ARTICLE 21 INDEMNIFICATION

33

ARTICLE 22 DIVIDENDS

35

ARTICLE 24 NOTICES

37

ARTICLE 25 SEAL

39

ARTICLE 26 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE
PREFERENCE SHARES

40

ARTICLE 27 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES A CONVERTIBLE PREFERENCE SHARES

42

Articles removed and replaced with New set of Articles authorized by Minutes of the Annual General Meeting of Shareholders of the Company held on July 27, 2005 at 10:00 AM and received for deposit at the records office of the Company on April 12, 2007 at 8:30 AM Pacific Time.  Notice of Alteration electronically filed with the BC Registrar of Companies on April  12, 2007 at 10:57 AM Pacific Time.

Incorporation Number:	BC0066957

BUSINESS CORPORATIONS ACT
(British Columbia )

ARTICLES

of

CUSAC GOLD MINES LTD.

(the “Company”)

ARTICLE 1

INTERPRETATION

Definitions

1.1

In these Articles, unless the context otherwise requires:

(a)

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)

“Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(d)

“legal personal representative” means the personal or other legal representative of the shareholder;

(e)

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)

“seal” means the seal of the Company, if any;

(g)

“share” means a share in the capital of the Company; and

(h)

“special majority” means the majority of votes described in § which is required to pass a special resolution.

Act and Interpretation Act Definitions Applicable

1.2

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and except as the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail.  If there is a conflict or inconsistency between these Articles and the Act, the Act will prevail.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

Authorized Share Structure

2.1

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

Form of Share Certificate

2.2

Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

Shareholder Entitled to Certificate or Acknowledgment

2.3

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

Delivery by Mail

2.4

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

Replacement of Worn Out or Defaced Certificate or Acknowledgement

2.5

If a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, the Company must, on production of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as are deemed fit:

(a)

cancel the share certificate or acknowledgment; and

(b)

issue a replacement share certificate or acknowledgment.

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

2.6

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, the Company must issue a replacement share certificate or acknowledgment, as the case may be, to the person entitled to that share certificate or acknowledgment, if it receives:

(a)

proof satisfactory to it of the loss, theft or destruction; and

(b)

any indemnity the directors consider adequate.

Splitting Share Certificates

2.7

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Certificate Fee

2.8

There must be paid to the Company, in relation to the issue of any share certificate under §, § or §, the amount, if any, not exceeding the amount prescribed under the Act, determined by the directors.

Recognition of Trusts

2.9

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3

ISSUE OF SHARES

Directors Authorized

3.1

Subject to the Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the consideration (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

Commissions and Discounts

3.2

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person’s purchase or agreement to purchase shares of the Company from the Company or any other person’s procurement or agreement to procure purchasers for shares of the Company.

Brokerage

3.3

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

Share Purchase Warrants and Rights

3.4

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4

SHARE REGISTERS

Central Securities Register

4.1

As required by and subject to the Act, the Company must maintain in British Columbia a central securities register and may appoint an agent to maintain such register.  The directors may appoint one or more agents, including the agent appointed to keep the central securities register, as transfer agent for shares or any class or series of shares and the same or another agent as registrar for shares or such class or series of shares, as the case may be.  The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

ARTICLE 5

SHARE TRANSFERS

Registering Transfers

5.1

A transfer of a share must not be registered unless the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a)

except as exempted by the Act, a duly signed proper instrument of transfer in respect of the share;

(b)

if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(c)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and

(d)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

Form of Instrument of Transfer

5.2

The instrument of transfer in respect of any share must be either in the form, if any, on the back of the Company’s share certificates of that class or series or in some other form that may be approved by the directors.

Transferor Remains Shareholder

5.3

Except to the extent that the Act otherwise provides, the transferor of a share is deemed to remain the holder of it until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Signing of Instrument of Transfer

5.4

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)

in the name of the person named as transferee in that instrument of transfer; or

(b)

if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

Enquiry as to Title Not Required

5.5

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares transferred, of any interest in such shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

Transfer Fee

5.6

There must be paid to the Company, in relation to the registration of a transfer, the amount, if any, determined by the directors.

ARTICLE 6

TRANSMISSION OF SHARES

Legal Personal Representative Recognized on Death

6.1

In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

Rights of Legal Personal Representative

6.2

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company.  This § does not apply in the case of the death of a shareholder with respect to the shares registered in the shareholder’s name and the name of another person in joint tenancy.

ARTICLE 7

PURCHASE OF SHARES

Company Authorized to Purchase Shares

7.1

Subject to §, to the special rights and restrictions attached to the shares of any class or series and to the Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

Purchase When Insolvent

7.2

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)

the Company is insolvent; or

(b)

making the payment or providing the consideration would render the Company insolvent.

Sale and Voting of Purchased Shares

7.3

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)

is not entitled to vote the share at a meeting of its shareholders;

(b)

must not pay a dividend in respect of the share; and

(c)

must not make any other distribution in respect of the share.

Company Entitled to Purchase or Redeem Share Fractions

7.4

The Company may, without prior notice to the holders, purchase or redeem for fair value any and all outstanding share fractions of any class or kind of shares in its authorized share structure as may exist at any time and from time to time. Upon the Company delivering the purchase funds and confirmation of purchase or redemption of the share fractions to the holders’ registered or last known address, or if the Company has a transfer agent then to such agent for the benefit of and forwarding to such holders, the Company shall thereupon amend its central securities register to reflect the purchase or redemption of such share fractions and if the company has a transfer agent, shall direct the transfer agent to amend the central securities register accordingly. Any holder of a share fraction, who upon receipt of the funds and confirmation of purchase or redemption of same, disputes the fair value paid for the fraction, shall have the right to apply to the court to request that it set the price and terms of payment and make consequential orders and give directions the court considers appropriate, as if the Company were the “acquiring person” as contemplated by Division 6, Compulsory Acquisitions, under the Act and the holder were an “offeree” subject to the provisions contained in such Division, mutatis mutandis.

ARTICLE 8

BORROWING POWERS

8.1

The Company, if authorized by the directors, may:

(a)

borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)

guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2

The powers conferred under this Article 8 shall be deemed to include the powers conferred on a company by Division VII of the Special Corporations Powers Act being chapter P – 16 of the Revised Statutes of Quebec, 1988, and every statutory provision that may be substituted therefor or for any provision therein.

ARTICLE 9

ALTERATIONS

Alteration of Authorized Share Structure

9.1

Subject to § and the Act, the Company may by ordinary resolution (or a resolution of the directors in the case of § or §):

(a)

create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)

subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)

if the Company is authorized to issue shares of a class of shares with par value:

(i)

decrease the par value of those shares; or

(ii)

if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)

change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)

alter the identifying name of any of its shares; or

(g)

otherwise alter its shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

Special Rights and Restrictions

9.2

Subject to the Act and in  particular those provisions of the Act relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)

vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued, and alter its Notice of Articles and Articles accordingly.

Change of Name

9.3

The Company may by resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

Other Alterations

9.4

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

Annual General Meetings

10.1

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after its last annual reference date.

Resolution Instead of Annual General Meeting

10.2

If all the shareholders who are entitled to vote at an annual general meeting consent in writing by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.  The shareholders must, in any unanimous resolution passed under this §, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

Calling of Meetings of Shareholders

10.3

The directors may, at any time, call a meeting of shareholders.

Notice for Meetings of Shareholders

10.4

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)

if the Company is a public company, 21 days;

(b)

otherwise, 10 days.

Record Date for Notice

10.5

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders.  The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)

if the Company is a public company, 21 days;

(b)

otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Record Date for Voting

10.6

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Failure to Give Notice and Waiver of Notice

10.7

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice.  Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Notice of Special Business at Meetings of Shareholders

10.8

If a meeting of shareholders is to consider special business within the meaning of §, the notice of meeting must:

(a)

state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)

at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)

during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Place of Meetings

10.9

In addition to any location in British Columbia, any general meeting may be held in any location outside British Columbia approved by a resolution of the directors.

ARTICLE 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Special Business

11.1

At a meeting of shareholders, the following business is special business:

(a)

at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)

at an annual general meeting, all business is special business except for the following:

(i)

business relating to the conduct of or voting at the meeting;

(ii)

consideration of any financial statements of the Company presented to the meeting;

(iii)

consideration of any reports of the directors or auditor;

(iv)

the setting or changing of the number of directors;

(v)

the election or appointment of directors;

(vi)

the appointment of an auditor;

(vii)

the setting of the remuneration of an auditor;

(viii)

business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)

any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Special Majority

11.2

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

Quorum

11.3

Subject to the special rights and restrictions attached to the shares of any class or series of shares, and to §, the quorum for the transaction of business at a meeting of shareholders is at least one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

One Shareholder May Constitute Quorum

11.4

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)

the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)

that shareholder, present in person or by proxy, may constitute the meeting.

Persons Entitled to Attend Meeting

11.5

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Requirement of Quorum

11.6

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Lack of Quorum

11.7

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)

in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)

in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Lack of Quorum at Succeeding Meeting

11.8

If, at the meeting to which the meeting referred to in § was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the meeting shall be deemed to constitute a quorum.

Chair

11.9

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)

the chair of the board, if any; or

(b)

if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Selection of Alternate Chair

11.10

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose either one of their number or the solicitor of the Company to be chair of the meeting.  If all of the directors present decline to take the chair or fail to so choose or if no director is present or the solicitor of the Company declines to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

Adjournments

11.11

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of Adjourned Meeting

11.12

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Decisions by Show of Hands or Poll

11.13

Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

Declaration of Result

11.14

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.  A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under §, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Motion Need Not be Seconded

11.15

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Casting Vote

11.16

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Manner of Taking Poll

11.17

Subject to §, if a poll is duly demanded at a meeting of shareholders:

(a)

the poll must be taken:

(i)

at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)

in the manner, at the time and at the place that the chair of the meeting directs;

(b)

the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)

the demand for the poll may be withdrawn by the person who demanded it.

Demand for Poll on Adjournment

11.18

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Chair Must Resolve Dispute

11.19

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

Casting of Votes

11.20

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

No Demand for Poll on Election of Chair

11.21

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Demand for Poll Not to Prevent Continuance of Meeting

11.22

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Retention of Ballots and Proxies

11.23

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

ARTICLE 12

VOTES OF SHAREHOLDERS

Number of Votes by Shareholder or by Shares

12.1

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under §:

(a)

on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Votes of Persons in Representative Capacity

12.2

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

Votes by Joint Holders

12.3

If there are joint shareholders registered in respect of any share:

(a)

any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

Legal Personal Representatives as Joint Shareholders

12.4

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of §, deemed to be joint shareholders registered in respect of that share.

Representative of a Corporate Shareholder

12.5

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)

for that purpose, the instrument appointing a representative must be received:

(i)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(ii)

at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(b)

if a representative is appointed under this §:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)

the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Proxy Provisions Do Not Apply to All Companies

12.6

If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, then § to § are not mandatory, however the directors of the Company are authorized to apply all or part of such sections or to adopt alternative procedures for proxy form, deposit and revocation procedures to the extent that the directors deem necessary in order to comply with securities laws applicable to the Company.

Appointment of Proxy Holders

12.7

Every shareholder of the Company entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than two) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Alternate Proxy Holders

12.8

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

Proxy Holder Need Not Be Shareholder

12.9

A proxy holder need not be a shareholder of the Company.

Deposit of Proxy

12.10

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)

unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages, including through Internet voting or by email if permitted by the notice calling the meeting or the information circular for the meeting.

Validity of Proxy Vote

12.11

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)

at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Form of Proxy

12.12

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the undersigned): _____________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

Revocation of Proxy

12.13

Subject to §, every proxy may be revoked by an instrument in writing that is received:

(a)

received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)

at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Revocation of Proxy Must Be Signed

12.14

An instrument referred to in § must be signed as follows:

(a)

if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)

if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under §.

Production of Evidence of Authority to Vote

12.15

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

First Directors; Number of Directors

13.1

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under §, is set at:

(a)

subject to § and §, the number of directors that is equal to the number of the Company’s first directors;

(b)

if the Company is a public company, the greater of three and the most recently set of:

(i)

the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii)

the number of directors in office pursuant to §;

(c)

if the Company is not a public company, the most recently set of:

(i)

the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii)

the number of directors in office pursuant to §.

Change in Number of Directors

13.2

If the number of directors is set under § or §:

(a)

the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number then the directors, subject to §, may appoint directors to fill those vacancies.

Directors’ Acts Valid Despite Vacancy

13.3

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

Qualifications of Directors

13.4

A director is not required to hold a share as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

Remuneration of Directors

13.5

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.

Reimbursement of Expenses of Directors

13.6

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

Special Remuneration for Directors

13.7

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

Gratuity, Pension or Allowance on Retirement of Director

13.8

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

Election at Annual General Meeting

14.1

At every annual general meeting and in every unanimous resolution contemplated by §:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)

all the directors cease to hold office immediately before the election or appointment of directors under §, but are eligible for re-election or re-appointment.

Consent to be a Director

14.2

No election, appointment or designation of an individual as a director is valid unless:

(a)

that individual consents to be a director in the manner provided for in the Act;

(b)

that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)

with respect to first directors, the designation is otherwise valid under the Act.

Failure to Elect or Appoint Directors

14.3

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by §, on or before the date by which the annual general meeting is required to be held under the Act; or

(b)

the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by §, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)

when his or her successor is elected or appointed; and

(d)

when he or she otherwise ceases to hold office under the Act or these Articles.

Places of Retiring Directors Not Filled

14.4

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office shall expire when new directors are elected at a meeting of shareholders convened for that purpose.  If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

Directors May Fill Casual Vacancies

14.5

Any casual vacancy occurring in the board of directors may be filled by the directors.

Remaining Directors Power to Act

14.6

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

Shareholders May Fill Vacancies

14.7

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Additional Directors

14.8

Notwithstanding § and §, between annual general meetings or unanimous resolutions contemplated by §, the directors may appoint one or more additional directors, but the number of additional directors appointed under this § must not at any time exceed:

(a)

one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)

in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this §.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under §, but is eligible for re-election or re-appointment.

Ceasing to be a Director

14.9

A director ceases to be a director when:

(a)

the term of office of the director expires;

(b)

the director dies;

(c)

the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)

the director is removed from office pursuant to § or §14.11.

Removal of Director by Shareholders

14.10

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy.  If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Removal of Director by Directors

14.11

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15

ALTERNATE DIRECTORS

Appointment of Alternate Director

15.1

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

Notice of Meetings

15.2

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at  any such meetings at which his or her appointor is not present.

Alternate for More than One Director Attending Meetings

15.3

A person may be appointed as an alternate director by more than one director, and an alternate director:

(a)

will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(b)

has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a directors, once more in that capacity; and

(d)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

Consent Resolutions

15.4

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

Alternate Director an Agent

15.5

Every alternate director is deemed to be the agent of his or her appointor.

Revocation or Amendment of Appointment of Alternate Director

15.6

An appointor may at any time, by notice in writing received by the Company, revoke or amend the terms of the appointment of an alternate director appointed by him or her.

Ceasing to be an Alternate Director

15.7

The appointment of an alternate director ceases when:

(a)

his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(b)

the alternate director dies;

(c)

the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(d)

the alternate director ceases to be qualified to act as a director; or

(e)

the term of his appointment expires, or his or her appointor revokes the appointment of the alternate directors.

Remuneration and Expenses of Alternate Director

15.8

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

ARTICLE 16

POWERS AND DUTIES OF DIRECTORS

Powers of Management

16.1

The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.  Notwithstanding the generality of the foregoing, the directors may set the remuneration of the auditor of the Company.

Appointment of Attorney of Company

16.2

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit.  Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit.  Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17

INTERESTS OF DIRECTORS AND OFFICERS

Obligation to Account for Profits

17.1

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

Restrictions on Voting by Reason of Interest

17.2

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Interested Director Counted in Quorum

17.3

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Disclosure of Conflict of Interest or Property

17.4

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

Director Holding Other Office in the Company

17.5

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

17.6

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Professional Services by Director or Officer

17.7

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

Director or Officer in Other Corporations

17.8

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 18

PROCEEDINGS OF DIRECTORS

Meetings of Directors

18.1

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

Voting at Meetings

18.2

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting has a second or casting vote.

Chair of Meetings

18.3

The following individual is entitled to preside as chair at a meeting of directors:

(a)

the chair of the board, if any;

(b)

in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)

any other director chosen by the directors if:

(i)

neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)

neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)

the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Meetings by Telephone or Other Communications Medium

18.4

A director may participate in a meeting of the directors or of any committee of the directors:

(a)

in person;

(b)

by telephone; or

(c)

with the consent of all the directors who wish to participate in the meeting by other communications medium.

If all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this § is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Calling of Meetings

18.5

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

Notice of Meetings

18.6

Other than for meetings held at regular intervals as determined by the directors pursuant to §, 48 hours’ notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in § or orally or by telephone.

When Notice Not Required

18.7

It is not necessary to give notice of a meeting of the directors to a director if:

(a)

the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)

the director has waived notice of the meeting.

Meeting Valid Despite Failure to Give Notice

18.8

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

Waiver of Notice of Meetings

18.9

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.  Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Quorum

18.10

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

Validity of Acts Where Appointment Defective

18.11

Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Consent Resolutions in Writing

18.12

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)

in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

18.13

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages.  A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this § is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19

EXECUTIVE AND OTHER COMMITTEES

Appointment and Powers of Executive Committee

19.1

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)

the power to fill vacancies in the board of directors;

(b)

the power to remove a director;

(c)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)

such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

Appointment and Powers of Other Committees

19.2

The directors may, by resolution:

(a)

appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)

delegate to a committee appointed under § any of the directors’ powers, except:

(i)

the power to fill vacancies in the board of directors;

(ii)

the power to remove a director;

(iii)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)

the power to appoint or remove officers appointed by the directors; and

(c)

make any delegation referred to in § subject to the conditions set out in the resolution or any subsequent directors’ resolution.

Obligations of Committees

19.3

Any committee appointed under § or §, in the exercise of the powers delegated to it, must:

(a)

conform to any rules that may from time to time be imposed on it by the directors; and

(b)

report every act or thing done in exercise of those powers at such times as the directors may require.

Powers of Board

19.4

The directors may, at any time, with respect to a committee appointed under § or §:

(a)

revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)

terminate the appointment of, or change the membership of, the committee; and

(c)

fill vacancies in the committee.

Committee Meetings

19.5

Subject to § and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under § or §:

(a)

the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)

a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 20

OFFICERS

Directors May Appoint Officers

20.1

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

Functions, Duties and Powers of Officers

20.2

The directors may, for each officer:

(a)

determine the functions and duties of the officer;

(b)

entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)

revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Qualifications

20.3

No person may be appointed as an officer unless that person is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

Remuneration and Terms of Appointment

20.4

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 21

INDEMNIFICATION

Definitions

21.1

In this :

(a)

“eligible party” means an individual who:

(i)

is or was a director or officer of the Company;

(ii)

is or was a director or officer of another corporation

(A)

at a time when the corporation is or was an affiliate of the Company, or

(B)

at the request of the Company; or

(iii)

at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

(b)

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Company or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(i)

is or may be joined as a party; or

(ii)

is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

and shall include any other proceeding or action contemplated by the Act; and

(d)

“expenses” has the meaning set out in the Act and includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

Mandatory Indemnification of Eligible Parties

21.2

Subject to the Act, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director or officer is deemed to have contracted with the Company on the terms of the indemnity contained in this §.

Indemnification of Other Persons

21.3

Subject to any restrictions in the Act, the Company may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Authority to Advance Expenses

21.4

The Company may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Non-Compliance with Act

21.5

Subject to the Act, the failure of a director or officer of the Company to comply with the Act or these Articles or, if applicable, any former Companies Act or former Articles does not, of itself, invalidate any indemnity to which he or she is entitled under this Article.

Company May Purchase Insurance

21.6

The Company may purchase and maintain insurance for the benefit of any eligible party person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as such director, officer or person who holds or held such equivalent position.

ARTICLE 22

DIVIDENDS

Payment of Dividends Subject to Special Rights

22.1

The provisions of this  are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Declaration of Dividends

22.2

Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

No Notice Required

22.3

The directors need not give notice to any shareholder of any declaration under §.

Record Date

22.4

The directors must set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months.

Manner of Paying Dividend

22.5

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

Settlement of Difficulties

22.6

If any difficulty arises in regard to a distribution under §, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)

set the value for distribution of specific assets;

(b)

determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)

vest any such specific assets in trustees for the persons entitled to the dividend.

When Dividend Payable

22.7

Any dividend may be made payable on such date as is fixed by the directors.

Dividends to be Paid in Accordance with Number of Shares

22.8

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Receipt by Joint Shareholders

22.9

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Dividend Bears No Interest

22.10

No dividend bears interest against the Company.

Fractional Dividends

22.11

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of Dividends

22.12

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

Capitalization of Retained Earnings or Surplus

22.13

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

ARTICLE 23

ACCOUNTING RECORDS AND AUDITORS

Recording of Financial Affairs

23.1

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

Inspection of Accounting Records

23.2

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

Remuneration of Auditor

23.3

The directors may set the remuneration of the auditor of the Company.

ARTICLE 24

NOTICES

Method of Giving Notice

24.1

Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by:

(a)

mail addressed to the person at the applicable address for that person as follows:

(i)

for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)

in any other case, the mailing address of the intended recipient;

(b)

delivery at the applicable address for that person as follows, addressed to the person:

(i)

for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)

in any other case, the delivery address of the intended recipient;

(c)

sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)

sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)

physical delivery to the intended recipient.

Deemed Receipt of Mailing

24.2

A notice, statement, report or other record that is:

(a)

mailed to a person by ordinary mail to the applicable address for that person referred to in § i is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(b)

faxed to a person to the fax number provided by that person referred to in § is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(c)

emailed to a person to the e-mail address provided by that person referred to in § is deemed to be received by the person to whom it was e-mailed on the day that it was emailed.

Certificate of Sending

24.3

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with §is conclusive evidence of that fact.

Notice to Joint Shareholders

24.4

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

Notice to Legal Personal Representatives and Trustees

24.5

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)

mailing the record, addressed to them:

(i)

by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)

at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in § has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Undelivered Notices

24.6

If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to § and on each of those occasions any such record is returned because the shareholder cannot be located , the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

ARTICLE 25

SEAL

Who May Attest Seal

25.1

Except as provided in § and §, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)

any two directors;

(b)

any officer, together with any director;

(c)

if the Company only has one director, that director; or

(d)

any one or more directors or officers or persons as may be determined by the directors.

Sealing Copies

25.2

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite §, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

Mechanical Reproduction of Seal

25.3

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time.  To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under § to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 26

SPECIAL RIGHTS AND RESTRICTIONS
ATTACHED TO THE PREFERENCE SHARES

26.1

There are attached to the Preference Shares the rights and restrictions set forth in this Article.

26.2

The Preference Shares may at any time and from time to time be issued in one (1) or more series, each series to consist of such number of shares as may before the issue thereof, be determined by resolution of the board of directors of the Company.

26.3

The board of directors of the Company shall, by resolution duly passed before the issue of any Preference Shares of any series, fix the designation, preferences, rights, conditions, restrictions, limitations and prohibitions to be attached to the Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of preferential dividends, whether cumulative, non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the date or dates and place or places and currencies of payment thereof, the consideration and the terms and conditions of any purchase for cancellation or redemption thereof, rights (if any) of conversion into or exchange for other securities of the Company or any other corporation (subject to the provisions of any applicable rule or policy of any stock exchange upon which any securities of the Company may at the time be listed and posted for trading), the terms and conditions of any share purchase plan or sinking fund and the restrictions (if any) respecting payment of dividends on any shares ranking junior to the Preference Shares, and, subject to §, the voting rights attached thereto, if any.

26.4

Notwithstanding any other provisions of this Article or of any resolution of the board of directors referred to in §, the Preference Shares of each series shall, with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, be entitled to a preference over the Common Shares of the Company and over any other shares ranking junior to the Preference Shares on the occurrence of such an event and the Preference Shares of each series may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preference Shares as may be determined as to the respective series authorized to be issued;

26.5

The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs (other than any sinking fund or compulsory retirement obligation applicable to any particular series);

26.6

If any cumulative dividends or amounts payable on a return of capital in respect of any series of Preference Shares are not paid in full the Preference Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such Shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Preference Shares of all series then issued and outstanding shall first be paid and satisfied and any assets remaining thereafter shall be applied toward the payment and satisfaction of claims in respect of dividends. After payment to the holders of Preference Shares of each series of the amounts of dividends and capital payable in accordance with these provisions and the rights, privileges and restrictions attached to each series of Preference Shares, the holders of Preference Shares shall not be entitled to share in any further or other distribution of dividends or the property and assets of the Company.

26.7

The Preference Shares of any series may be given such other preferences, not inconsistent with this Article 26, over the Common Shares and over any other shares ranking junior to the Preference shares, as may be determined in the case of such series of Preference Shares.

26.8

No dividends (other than stock dividends in shares of the Company ranking junior to the Preference Shares) shall at any time be declared or paid on or set apart for payment on any shares of the Company ranking junior to the Preference Shares with respect to dividends unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Company ranking junior to the Preference Shares with respect to dividends nor shall the Company call for redemption or purchase for cancellation or decrease or otherwise pay off any of the Preference Shares (less than the total number of Preference Shares then outstanding) or any shares of the Company ranking junior to the Preference Shares with respect to dividends unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, decrease or other payment off.

26.9

No preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares as a class shall be deleted or varied and no shares ranking in priority to or on a parity with, the Preference Shares shall be created unless first confirmed by a separate resolution passed by the affirmative vote of at least three-quarters (3/4) of the votes cast thereon at a meeting of the holders of the Preference Shares duly called for that purpose and held upon at least twenty-one (21) days’ notice at which the holders of at least a majority of the outstanding Preference Shares are present or represented by proxy; the formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by these Articles with respect to general meetings on every poll taken at every such meeting or adjourned meeting every holder of Preference Shares shall be entitled to one (1) vote in respect of each First Preference Share held.

26.10

No preference, right, condition, restriction, limitation or prohibition attaching to any series of Preference Shares shall be deleted or varied unless first confirmed by a separate resolution passed by the affirmative vote of at least three-quarters (3/4) of the votes cast thereon at a meeting of the holders of the Preference Shares of that series duly called for that purpose and held upon at least twenty-one (21) days’ notice at which the holders of at least a majority of the outstanding Preference Shares of that series are present or represented by proxy; the formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by these Articles with respect to general meetings on every poll taken at every such meeting or adjourned meeting every holder of Preference Shares of that series shall be entitled to one (1) vote in respect of each Preference Share of that series held.

ARTICLE 27

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES A CONVERTIBLE PREFERENCE SHARES

27.1

There are attached to the Series A Convertible Preference Shares the rights and restrictions set forth in this Article.

Definitions

“Dividend Payment Date” means each of January 20, April 20, July 20 and October 20 in each year.

“Gold certificate” means a certificate evidencing the right of the holder thereof, subject to the provisions of §26.4, to receive from the Company, upon presentation, .0625% of one troy ounce of 0.995 fine gold.

“Liquidation Preference” means US$10.00.

“Spot Price” means, on any Spot Price Determination Date, the London, England afternoon fixing price on such date, expressed in United States dollars, on the London gold bullion market as specified on Telerate page 405 for one troy ounce of 0.995 fine gold or if, in the opinion of the Company’s bankers, such afternoon fixing price cannot be determined, an amount determined by the Company’s bankers as the arithmetic mean of bid prices (expressed in United States dollars) for one troy ounce of 0.995 fine gold at or about 4:00 p.m. (London time) quoted to it by five institutions involved in the buying and selling of gold (disregarding the highest and lowest of such bid prices), or otherwise as determined by the Company’s bankers using such other method as they may consider to have become customary or other otherwise to be appropriate for determining the price of gold in London, or if the price of gold in London cannot be determined, in the City of New York.

“Spot Price Determination Date” means each of March 31, June 30, September 30 and December 31, as the case may be, in each year.

Cumulative Dividends

27.2

The registered holder of each Series A Convertible Preference Share (“Series A Preference Share”) shall be entitled to receive, and the Company shall pay thereon as and when declared by the Board of Directors of the Company out of moneys of the Company properly applicable to the payment thereof, a quarterly preferential cumulative dividend (the “Quarterly Dividend”) in an amount equal to .0625% of the Spot Price, determined as of the relevant Spot Price Determination Date, accruing from the date of issuance of such Share.

27.3

The obligation of the Company to pay any Quarterly Dividend to a registered holder of a Series A Preference Share may be satisfied by delivering to such holder at such holder’s last address as shown in the register of holders of Series A Preference Shares, a check in the amount of such Quarterly Dividend, or, if the holder so elects by tender to the Company of such uncancelled dividend check not more than 30 days from its date, a Gold Certificate.

27.4

After surrender to the Company of Gold Certificates evidencing the right of the holder to receive in the aggregate of one tray ounce of 0.995 fine gold or any whole multiple thereof, the Company shall cause to be delivered to the holder within thirty days thereafter, at the holder’s option: (1) and on payment of a service charge equal to three percent of the value of such dividend and of any applicable withholding taxes, that number of gold coins, each one tray ounce in weight, represented by the Gold Certificates so surrendered, provided, however, that the Company shall not be obliged to deliver fine gold to any holder of Gold Certificates, in a quantity less than whole multiples of one troy ounce; or (2) a check for a cash amount equal to the Spot Price of the gold so represented on the date such Gold Certificates are tendered to the Company, less any applicable withholding taxes.  Gold Certificates entitling the holder to receive fine gold quantities of less than one ounce shall, upon the written demand of such holder accompanied by such Gold Certificates, be redeemed by the Company for cash in an amount equal to the value of the gold represented by such Gold Certificate, determined according to the Spot Price on the date of surrender, less any applicable withholding taxes.

27.5

If the Quarterly Dividend payable on any Dividend Payment Date is not on that date paid in full on all the Series A Preference Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys properly applicable to the payment of the same.

27.6

No interest shall be payable in respect of any Quarterly Dividend on the Series A Preference Shares that may from time to time be in arrears nor shall the holders of the Series A Preference Shares be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

27.7

No dividends shall at any time be declared or paid on or set apart for payment on any common shares of the Company (“Common Shares”) or on any shares of any other class ranking junior to the Series A Preference Share with respect to dividends nor shall the Company call for redemption and/or purchase any Common Shares or any shares of any other class ranking junior to the Series A Preference Shares with respect to dividends unless in each case all dividends, up to and including the Quarterly Dividend payable on the last preceding Dividend Payment Date on the Series A Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment or call for redemption or purchase.

Parity Dividend Privilege

27.8

The Company may not pay dividends on any class or series of the Company’s stock having parity with the Preferred Stock as to dividends if any such stock is hereafter issued (the “Parity Dividend Stock”) unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Preferred Stock; and the Company may not pay dividends on the Preferred Stock unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Parity Dividend Stock. Whenever all accrued dividends are not paid in full on the Preferred Stock and any Parity Dividend Stock, all dividends declared on the Preferred Stock and such Parity Dividend Stock will be declared or made pro rata so that the amount of dividends declared per share on the Preferred Stock and such Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends per share on the Preferred Stock and such Parity Dividend Stock bear to each other.

Liquidation Entitlement

27.9

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its members for, the purpose of winding up its affairs, the holders of the Series A Preference Shares shall be entitled to be paid out of the assets and property of the Company the Liquidation Preference together with all accrued and unpaid preferential dividends thereon (which for such purpose shall be calculated as if such dividends were accruing up to the date of distribution), before any amount is paid or any property or assets of the Company distributed to the holders of any Common Shares or shares of any other class ranking junior to the Series A Preference Shares on the occurrence of such an event; the holders of the Series A Preference Shares and the holders of any shares hereafter issued that rank on a parity as to the aforementioned rights with the Series A Preferred Shares shall be entitled to share rateably, in accordance with the respective preferential amounts payable on such shares, in any distribution which is not sufficient to pay in full the aggregate amounts payable thereon; after payment to the holders of the Series A Preference Shares of the amounts so payable to them as above provided they shall not be entitled to share in any further or other distribution of the property or assets of the Company. Neither a consolidation, merger, or other business combination of the Company with or into another corporation or other entity or a sale or transfer of all or a part of the Company’s assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of the Company for purposes of this §.

Cancellation of Shares

27.10

Subject to the Act and to the provisions of § hereof, the Company may at any time or times purchase (if obtainable) for cancellation all or any part of the Series A Preference Shares outstanding from time to time on the open market or by invitation for tenders addressed to all the holders of record of the Series A Preference Shares outstanding or (with the consent of all the holders of Series A Preference Shares) by private contract at the lowest price or prices at which in the opinion of the directors such shares are obtainable; where, in response to any invitation for tenders two or more shareholders submit tenders at the same price and such tenders are accepted by the Company as to part only of the shares offered, the Company shall accept part of the shares offered in each such tender in proportion as nearly as may be to the total number of shares offered in each such tender.

Voting Rights

27.11

The holders of Series A Preference Shares shall be entitled to receive notice of and to attend any general meeting of the Company and to have one vote per share at any such meeting together, with the holders of Common Shares as a single class.

27.12

No preference, right, condition, restriction, limitation or prohibition attaching to the Series A Preference Shares shall be deleted or varied and no shares ranking in priority to or on a parity with the Series A Preference Shares shall be created unless first confirmed by a separate resolution passed by the affirmative vote of at least three-quarters (3/4) of the votes thereon cast at a meeting of the holders of the Series A Preference Shares duly called for that purpose and held upon at least twenty-one (21) days’ notice at which the holders of at least a majority of the outstanding Series A Preference Shares are present in person or represented by proxy; and the formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in these Articles with respect to general meetings; on every poll taken at every such meeting every holder of Series A Preference Shares shall be entitled to one (1) vote in respect of each Preference Share held.

Definitions

27.13

In this §, unless the context otherwise requires:

“Closing Price” means the last reported bid price of a share on NASDAQ system on a particular trading day.

“Conversion Price” means U.S. $0.7143, subject to adjustment as provided for herein.

“Conversion Right” means the right granted to the holder of Series A Preference Shares by § to convert such shares into Common Shares on the basis of the Series A Preference Share Conversion Ratio and to convert the Dividend Arrears into Common Shares on the basis of the Dividend arrears Conversion Ratio.

“Current Market Price” per Common Share at any date shall be the average of the daily Closing Prices per Common Shares for Common Shares traded for a period of ten immediately preceding consecutive trading days.

“Dividend Arrears” means an amount equal to the aggregate of all unpaid Quarterly Dividends on the Series A Preference Shares in respect of which the Conversion Right has been exercised, accruing from the date of issuance thereof to the date of exercise of the Conversion Right, whether or not such Quarterly Dividends have been declared.

“Dividend Arrears Conversion Ratio” means the quotient of (a) the Dividend Arrears and (b) the Conversion Price.

“Series A Preference Share Conversion Ratio” means the quotient of (a) the Liquidation Preference and (b) the Conversion Price.

Conversion Privilege

27.14

The holders of Series A Preference Shares shall have the right at any time, subject as hereinafter provided, to convert any or all fully paid Series A Preference Shares into Common Shares on the basis of the Series A Preference Share Conversion Ratio, together with the Dividend Arrears, on the basis of the Series A Dividend Conversion Ratio, provided, however, that if and for so long as the Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”), the Company shall not, without the prior written consent of the TSX, issue more than an aggregate of two million Common Shares upon conversion of the Dividend Arrears pursuant to this § and, if applicable, §.

27.15

The Conversion Right shall be exercised by notice in writing given to any transfer agent of the Company for the Series A Preference Shares accompanied by the certificate or certificates representing Series A Preference Shares in respect of which the holder thereof desires to exercise such Conversion Right; such notice shall be signed by the person or persons registered on the books of the Company as the holder of Series A Preference Shares in respect of which such right is being exercised or by his or their duly authorized attorney and shall specify the number of Series A Preference Shares which the holder desires to have converted; upon the said transfer agent receiving such notice, the Company shall issue certificates for Common Shares in accordance with the provisions hereof to the registered holder of the Series A Preference Shares represented by the certificate or certificates accompanying such notice, or in such name or names as such registered holders may direct in writing (either in the said notice or otherwise) provided that such registered holder shall pay any applicable transfer taxes; if less than all the Series A Preference Shares represented by any certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Company, a new certificate representing the Series A Preference Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

27.16

If the Closing Price for the Series A Preference Shares as reported on NASDAQ Small Cap Market or any national securities exchange on which such shares are listed exceeds U.S.$13.00 for ten consecutive trading days the Conversion Right in respect of all Series A Preference Shares then outstanding shall be deemed to have been exercised without any action on the part of the holders thereof,. and the registered holders of such Series A Preference Shares so deemed to have been converted shall, as of the commencement of the eleventh trading day be deemed to be and shall be holders of that number of Common Shares issuable to them on the basis of the Series A Preference Share Conversion Ratio and, subject to §, the Dividend Arrears Conversion Ratio. In the event of such deemed conversion pursuant to the provisions of this § the Company shall forthwith issue and disseminate a news release announcing such deemed conversion, and within ten business days thereafter mail to each registered holder a notice of such deemed conversion, specifying the number of Common Shares to which, by reason thereof, such holder has become entitled.

Exercise of Conversion Privilege

27.17

If and whenever at any time while any Series A Preference Shares are issued and outstanding the Company shall

(a)

subdivide or redivide the outstanding Common Shares into a greater number of Common shares,

(b)

consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares,

(c)

issue Common Shares (or other securities convertible into or exchangeable for Common Shares) to the holder of all or substantially all of the outstanding Common Shares by way of a stock dividend or otherwise)

the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and the denominator of which is the number of Common Shares outstanding immediately following such event. Such adjustment shall be made successively whenever any of the events specified in §(a) to (c) inclusive of this § shall occur.

27.18

If and whenever at any time while any Series A Preference Shares are issued and outstanding the Company shall fix a record date for the issuance to all or substantially all of the holders of Common Shares, other than options, rights or warrants entitling them for a period expiring not more than 45 days after such record date, to subscribe, for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) not less than the Current Market Price for a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which

(a)

the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number of Common Shares arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by the greater of the subscription or purchase price (or the aggregate conversion or exchange price of the convertible securities so offered) for such additional. Common Shares and the Current Market Price per Common Share on such record date, and

(b)

the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible securities so offered are convertible.

Such adjustment shall be made successively whenever such a record date is fixed, and, to the extent that any such options, rights or warrants are not exercise prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants, as the case may be.

27.19

If and whenever at any time while any Series A Preference Shares are issued and outstanding the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of

(a)

shares of any class or kind, whether of the Company or of any other corporation,

(b)

evidence of indebtedness, or

(c)

assets other than ordinary cash dividends permitted to be paid under the terms of this Article 27.

then, in each such event the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which

(d)

the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors) of such shares, evidences of indebtedness or assets so distributed, and

(e)

the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market price per Common Share,

and such adjustment shall be made successively whenever such a record date is fixed. To the extent that if such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed, or to the Conversion Price which would then be in effect based upon such shares, evidences of indebtedness or assets, as the case may be, actually distributed.

27.20

The adjustments to the Conversion Price provided for in § to , inclusive, are cumulative and shall apply to successive subdivisions, re-divisions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of those Articles provided, however, that no adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any adjustments which by reason of the provisions of this § are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

27.21

The Board of Directors may from time to time at its option decrease the Conversion Price to such an amount as the Board of Directors deems advisable, including a decrease to avoid or diminish any income tax payable by the holders of Common Shares resulting from any (i) dividend or distribution of shares, (ii) issuance of rights or warrants to purchase, or subscribe for Common Shares, or (iii) any event treated as such for income tax purposes; if at any time the Conversion Price is to be decreased as provided hereunder such decrease shall be subject to the approval of the TSX, shall be in effect for not less than twenty (20) days and the Company shall give not less than fifteen (15) days’ notice to the holders of the Series A Preference Shares of any proposed decrease.

Dividends

27.22

The registered holders of any Series A Preference Shares at the close of business on the record date for any dividend payable on such shares shall be entitled to such dividend notwithstanding that such shares are converted into Common Shares after such record date and before the Dividend Payment Date and the registered holders of the Common Shares resulting from such conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to holders of Common Shares who were holders of record at the close of business on any date on or after the date of such conversion or declared after such date; subject as aforesaid, upon the conversion of any Series A Preference Shares there shall be no payment or adjustment by the Company or by any holder of Series A Preference Shares so converted or on the Common Shares resulting from such conversion.

Capital Reorganization

27.23

In the event of any consolidation of the Company with, or merger of the Company into any other person, sale or transfer of all or substantially all of the assets of the Company, compulsory share exchange whereby the Common Shares are to be converted into or exchanged for other securities, cash or other properties or any change of the Common Shares whatsoever, the Conversion Right shall be deemed to be exercisable for the kind and amount of securities, cash or other property receivable and in such amounts as would have been received had it been exercised immediately prior to such consolidation, merger, sale, transfer or share exchange;

Future Entitlements

27.24

If the Company proposes to issue subscription warrants, or other rights, to the holders of its Common Shares generally to purchase shares or other securities of the Company or of any other corporation, the Company shall so notify each registered holder of Series A Preference Shares by notice in writing given at least thirty (30) days prior to the date fixed by the Company as the record date in connection with the issue of such subscription warrants, or other rights, to purchase shares or other securities.

Fractional Shares

27.25

The Company shall not issue fractional shares upon any exercise of the Conversion Right, but in lieu thereof shall pay an equivalent amount in cash based on the Closing Prices of the Series A Preference Shares and the Common Shares on the business day on which notice of such exercise is given.